Exhibit 10.3

STEVE WELDON
EXECUTIVE EMPLOYMENT AGREEMENT
AMENDED

This Executive Employment Agreement (this “Agreement”), dated January 6, 2015 (the “Effective Date”), is made by and between OXIS INTERNATIONAL, INC., a Delaware corporation, its subsidiaries, successors and assigns (the “Company”), and STEVE WELDON (“Executive”).

RECITAL

WHEREAS, the Company wishes to employ Executive, and Executive wishes to accept such offer, on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1. Employment

The Company will employ Executive and Executive will accept employment by the Company as the Chief Financial Officer (the “CFO”).  While serving as CFO of the Company, Executive will have the authority consistent with the terms of this Agreement and as may be granted from time to time by the Company’s Chief Executive Officer (“CEO”) and/or the Company’s board of directors (the “Board”).  Executive shall comply with any conflicts of interest policy and code of conduct as and when adopted in writing by the Company.

2. Attention and Effort

Executive will devote his full professional time, attention and effort to the Company’s business and will use his best efforts to serve the interests of the Company during the term of this Agreement; provided, however, that Executive may devote reasonable periods of time to engage in other activities that (i) are permitted by the CEO, in his or her sole discretion, (ii) do not interfere with Executive’s performance of his duties to the Company hereunder and (iii) do not violate Section 8 hereof.  The obligations in this Section 2 shall not prevent Executive from (x) participating in charitable, civic, educational, professional, community or industry affairs or, with prior written approval of the CEO, serving on the board of directors or advisory boards of other companies and (y) managing Executive’s and Executive’s family’s personal investments, in the case of each of clauses (x) and (y), so long as such activities do not materially interfere with the performance of Executive’s duties hereunder or create a potential business conflict or the appearance thereof.  The prior written approval of the CEO has been provided with respect to those boards of directors that Executive currently serves on as of the Effective Date that are disclosed to Company in writing, pursuant to the provisions of Section 16 herein.

3. Term

Unless otherwise terminated pursuant to Section 6 of this Agreement, Executive’s initial term of employment under this Agreement shall continue from the Effective Date and shall expire twenty-four (24) months following the Effective Date (the “Initial Expiration Date”); provided that such initial term shall automatically renew for consecutive one year periods commencing on the Initial Expiration Date, unless terminated by the Company or Executive upon one hundred twenty (120) days notice prior to the expiration of the then-current term or otherwise in accordance with the terms of this Agreement (such term and all renewals thereof being the “Term”).

4. Compensation

During the Term (or until Executive’s employment is otherwise terminated in accordance with Section 6), the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

4.1 Base Salary

The Company agrees and acknowledges that Executive is entitled to compensation that includes not less than $168,000.00 as an initial base salary before applicable payroll deductions (“Annual Base Salary”).  Such Annual Base Salary shall be subject to adjustment by the Board, but in no case shall it be adjusted lower.  The Annual Base Salary shall be paid in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes.

4.2 Performance Bonus

Executive will be eligible to participate in an annual bonus program (the “Bonus Plan”), as established and approved by the CEO and the Board for the Company’s senior executives based upon the achievement of annual performance goals (“Annual Performance Goals”) set by Executive and the CEO and/or the Board.  Executive’s annual performance bonus, if any, shall be paid within thirty (30) days following completion of the Company’s audited financial statements for the applicable fiscal year.

4.3 Stock Grants

(a)           General Grant.  Executive (or an entity controlled by Executive) shall be granted 20,000,000 shares of common stock in the Company (the “Stock Grant”), valued at the trading price as of the Effective Date, as consideration for entering into this Agreement and remaining an executive for the entire Term.  Such stock shall vest and be delivered to Executive on the following schedule, at his direction, but no earlier than the initial one-third (1/3) vesting and deliverable within thirty (30) days following the Effective Date; the second one-third (1/3) vesting and deliverable within thirty (30) days following the one-year anniversary of the Effective Date, and the final one-third (1/3) vesting and deliverable within thirty (30) days following the two-year anniversary of the Effective Date.

(b)           Termination of Employment or Change of Control.  Subject to Section 7, if Executive ceases to be employed by the Company, the shares discussed in Section 4.3 (a) shall be forfeited without payment upon the termination date to the extent that such shares rights, after taking into account any accelerated vesting occurring in connection with the termination of employment, have not become vested as of such termination date.   Any shares that are forfeited in accordance with this subsection (c) shall be forfeited without payment and Executive shall have no further rights with respect to such forfeited Shares.  Upon the occurrence of a “Change of Control” (as such term is defined herein) the then-unvested portion of the shares described in Section 4.3 (a) shall become fully vested as long as Executive remains an executive of the Company on the date of such event.

(c)           Change of Control.  For purposes of this Agreement, Change of Control shall mean:

(i)           The acquisition (other than by or from the Company), at any time after the Effective Date, by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)           Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

5. Benefits

5.1 General

During the Term, Executive will be entitled to participate, subject to and in accordance with applicable law and eligibility requirements, in retirement plans, welfare plans and fringe benefit programs as shall be provided from time to time by, and on the same basis as other senior executives of, the Company.  The Company agrees that Executive’s health benefits (including any medical, vision or dental benefits) under the Company’s health plans and programs shall continue in uninterrupted coverage from Executive’s previous employment with the Company before the Effective Date.

5.2 Paid Time Off

Executive shall be entitled to no fewer than twenty (20) days of paid time off per year, in addition to holidays recognized and observed by Company as paid holidays for regular employees, and Executive may carry over ten (10) days of unused paid time off into the following year.  Such paid time off shall accrue in accordance with Company’s time off accrual policy as may be modified from time to time at the Company’s sole discretion.  In calculation of Executive’s paid time off, the Company shall base such calculation upon the assumption that Executive’s employment commenced on October 13, 2014.

5.3 Expenses

The Company shall pay or reimburse Executive for all ordinary and reasonable out-of-pocket expenses actually incurred or, in the case of reimbursement, actually paid by Executive during the Term of this Agreement in the performance of Executive’s services under this Agreement, in accordance with the reimbursement policy implemented by the Company for its executive officers and employees, as applicable; provided that Executive shall submit such expenses in accordance with the policies applicable to senior executives of the Company, generally.

6. Termination

Employment of Executive pursuant to this Agreement may be terminated as follows, but in any case, the provisions of Section 8 hereof shall survive the termination of this Agreement and the termination of Executive’s employment hereunder.

6.1 By the Company

The Company may terminate the employment of Executive with or without Cause (as defined in Section 7.6) at any time during the Term upon giving Notice of Termination (as defined below).

6.2 By Executive

Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

6.3 Notice

The term “Notice of Termination” shall mean at least thirty (30) days’ written notice of termination of Executive’s employment with the Company, during which period Executive’s employment and performance of services will continue; provided, however, that the Company may, upon notice to Executive and without reducing Executive’s compensation during such period, excuse Executive from any or all of his duties during such period.  The effective date of the termination of Executive’s employment hereunder shall be the date on which such 30-day period expires.

7. Termination Payments

In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 7.

7.1 Termination by the Company

(a)        If the Company terminates Executive’s employment without Cause prior to the expiration of the Term, Executive shall not be entitled to any payments or benefits hereunder except for (i) Executive’s accrued and unpaid Annual Base Salary and accrued and unpaid vacation through the date of employment termination (payable the earlier of any required time period under applicable state law or within ten (10) days following termination, reimbursement under this Agreement for expenses incurred prior to the date of such termination (payable in accordance with applicable Company policy), and all accrued and vested benefits in accordance with applicable Company Executive benefit plans in which Executive participates immediately prior to such termination (payable in accordance with the terms of such plans) (all amounts under this clause (i) are the “Accrued Obligations”), (ii) Executive’s accrued and unpaid bonus, if any, pursuant to the Bonus Plan for the fiscal year ended prior to the date of termination, solely to the extent that the Annual Performance Goals for such year have been achieved (“Prior Year Bonus”) and (iii) the payment of the Severance Package provided in Section 7.5 below.

(b)           If the Company terminates Executive’s employment for Cause at any time, Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that Executive shall be entitled to receive the Accrued Obligations and any other earned and vested compensation to which he is entitled under applicable law.  This Agreement shall otherwise terminate and there shall be no further rights with respect to Executive hereunder except for the surviving provisions of this Agreement as provided in Section 12.

7.2 Termination by Executive

(a)           If Executive terminates his employment for Good Reason (as defined in Section 7.7) prior to the end of the term of this Agreement, Executive shall not be entitled to any payments or benefits hereunder except for (i) the Accrued Obligations, (ii) the Prior Year Bonus, if any, and (iii) the payment of the Severance Package provided in Section 7.5 below.

(b)           If Executive terminates Executive’s employment without Good Reason prior to the end of the term of this Agreement, Executive shall not be entitled to any payments or benefits hereunder except for (i) the Accrued Obligations and (ii) the Prior Year Bonus, if any.  This Agreement shall otherwise terminate upon such termination of employment and Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described in Section 12.

7.3 Termination upon Executive’s Death or Disability

(a)           If Executive dies during the term of this Agreement, the obligations of the Company to or with respect to Executive shall terminate in their entirety except as otherwise provided in this Section 7.3.

(b)           If Executive becomes eligible for disability benefits under the Company’s long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement) (“Disability”), the Company shall have the right, to the extent permitted by law, to terminate the employment of Executive upon at least thirty (30) days’ written notice to Executive, provided that the Company shall not have the right to terminate Executive’s employment if, in the opinion of a qualified physician reasonably acceptable to both parties, it is reasonably certain that Executive will be able to resume his duties on a regular full-time basis within ninety (90) days of the date that the notice of such termination is delivered.

(c)           Upon Executive’s death or the termination of Executive’s employment by virtue of Disability, all of the following shall apply:

(i)     Executive, or Executive’s estate or beneficiaries in the case of the death of Executive, shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that Executive, or Executive’s estate or beneficiaries in the case of the death of Executive, shall be entitled to receive (A) the Accrued Obligations, (B) the Prior Year Bonus, if any, and (C) any death or disability benefit payable to Executive in accordance with applicable Company plans or agreements covering Executive; or an amount equal to six (6) month’s Annual Base Salary, whichever is greater, and this Agreement shall otherwise terminate and there shall be no further rights with respect to Executive hereunder except for the surviving provisions of this Agreement as provided in Section 12.  The payments to be made in this Section 7.3 shall be in addition to, rather than in lieu of, the entitlement of Executive or his estate to any other insurance or benefit proceeds as a result of his death or disability.

7.4 Expiration of Term

If Executive’s employment terminates as a result of the expiration of the term of this Agreement, Executive shall not be entitled to any payments or benefits hereunder except for (a) the Accrued Obligations and (b) the Prior Year bonus, if any.

7.5 Severance Payments

For purposes of this Agreement, the “Severance Package” shall consist of the rights set forth in this Section 7.5.  Other than as set forth in this Section 7.5, Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that Executive shall be entitled to receive:

(a)           The amounts set forth in Section 7.1 (a) or Section 7.2 (a), as the case may be, to the extent applicable (without duplication);

(b)           For a period of  four (4) months after Executive’s employment with the Company is terminated, the continuation of the payment of Executive’s Annual Base Salary (as in effect on the effective date of such termination, without regard for any reduction constituting Good Reason) paid in substantially equal installments and at the same intervals as other senior executives of Company are paid;

(c)           A bonus for the period beginning on the first day of the fiscal year in which Executive’s employment is terminated and ending on the date of such termination (the “Termination Bonus”), with such pro-rata amount determined by multiplying (i) the fraction equal to the portion of such fiscal year ending on the date of such termination by (ii) the bonus paid (or to be paid, if as a Prior Year Bonus) to Executive for the fiscal year immediately preceding the year in which termination of employment occurs;

(d)           For a period of four (4) months after Executive’s employment with the Company is terminated, such continuing health benefits (including any medical, vision or dental benefits), under the Company’s health plans and programs applicable to senior executives of the Company generally as Executive would have received under this Agreement (and at such costs to Executive as would have applied) in the absence of such termination (but not taking into account any post-termination increases in Annual Base Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits), it being expressly understood and agreed that nothing in this subsection (d) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as Executive becomes entitled to receive comparable or more favorable health benefits from another employer or recipient of Executive’s services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements);

(e)           The  accelerated vesting of Executive’s shares described in Section 4.3 (a) for the period of time from the Effective Date and continuing for four (4) months following the date of termination; and

(f)           Except as provided herein, this Agreement shall otherwise terminate upon such termination of employment and Executive shall have no further rights hereunder except for surviving provisions of this Agreement as provided in Section 12.

7.6 Cause

Wherever reference is made in this Agreement to termination being with or without Cause, “Cause” shall include, but not be limited to, the occurrence of one or more of the following events:

(a)           Failure or refusal to substantially perform the lawful duties of Executive described in Section 1 hereof or any reasonable directions of the CEO and/or the Board, which directions are consistent with the duties herein set forth to be performed by Executive after the CEO and/or Board has made a written demand for performance that specifically identifies the manner in which he or she believes that Executive has not substantially performed his duties and Executive, after receipt of such notice and after fifteen (15) days, fails to correct the deficiency indicated in the notice;

(b)           Conviction of a crime that is materially injurious to the Company or any of its affiliates or Executives or conviction of any felony, unless such felony would not be a crime under the laws of the state relating to Cannabis;

(c)           Gross misconduct by Executive (including, without limitation, substance abuse, violation of the policy regarding sexual harassment, or violation of the Company’s code of conduct) that materially injures, monetarily or otherwise, the reputation or business of the Company;

(d)           Failure by Executive of a background check required under state law in any state where application is made for Company to obtain a license relative to cannabis; or

(e)           Any other material violation of any provision of this Agreement, to the extent that it is not cured within fifteen (15) days after receipt by Executive of notice thereof.

7.7 Good Reason

Wherever reference is made in this Agreement to termination being with or without Good Reason, “Good Reason” shall mean, without Executive’s prior written consent, the occurrence of any of the following events:

(a)        Any material reduction in Executive’s position or duties as CFO, to the extent such material reduction is not cured within fifteen (15) days after receipt by the Company of notice thereof;

(b)        Any reduction in Executive’s Annual Base Salary or bonus opportunity percentages, to the extent such reduction is not cured within fifteen (15) days after receipt by the Company of notice thereof;

(c)        The failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within fifteen (15) days after a merger, consolidation, sale or similar transaction; or

(d)        Any material violation of any material provision of this Agreement, to the extent that it is not cured within fifteen (15) days after receipt by the Company of notice thereof.

7.8 Forfeiture or Sale of Non-Vested Stock and Purchase Rights

Subject to the provisions of this Section 7, upon the expiration of the Term of this Agreement, or the termination of Executive’s employment with the Company for any reason by the Company, including the Executive’s death or disability, the Executive shall forfeit all unvested shares or rights described in  Section 4.3 (a) and/or (b).

7.9 General Release of Claims

Notwithstanding anything to the contrary contained herein, Executive’s receipt of any payments or benefits under this Section 7 (other than the Accrued Obligations) shall be subject to the execution by Executive of a general release of claims substantially in the form set forth on Exhibit A attached hereto and the non-revocation of such release by Executive pursuant to any revocation rights afforded by applicable law.

8. Protection of Trade Secrets and Confidential Information

8.1 Definition of Confidential Information

(a)           “Confidential Information” means all nonpublic information  (whether in paper or electronic form, or contained in Executive’s memory, or otherwise stored or recorded) relating to or arising from Company’s business, including, without limitation, trade secrets and/or proprietary information used, developed or acquired by Company in connection with its business.  Without limiting the generality of the foregoing, “Confidential Information” shall specifically include: (i) all information concerning the manner and details of Company’s operation, organization and management, joint ventures and strategic alliances; (ii) all development or design information relating to products of the Company or relating to products under development or planned by the Company or on its behalf, including, but not limited to, the information contained in formulae, recipes, schematics and drawings, parts designed by the Company or on its behalf, descriptions of product problems or limitations, technical and scientific information, information relating to key research and development areas, consulting source’s documents, appraisals, reports, notes and correspondence, descriptions of product development efforts, whether successful or not, flow charts, and source code listings; (iii) all manufacturing information of existing products and products or projects under development or planned by the Company or on its behalf including, but not limited to, materials sources, vendors, subcontractors, costs, and manufacturing and purchasing sources; (iv) all business, marketing and financial information of the Company including but not limited to research and development strategies, employee responsibilities other than generic titles, development schedules, business forecasts, client and customer lists, past, present and future financial information about the Company or its joint ventures, strategic alliances, consultant and subcontractor identities and capabilities, materials and component supplies, and Company opportunity lists or items; (v) all other information which is or may be subject to trade secret, copyright, mask, or other proprietary protection whether or not registration has been sought for such; (vi) all information relative to patents either issued, pending, or contemplated by the Company; (vii) documents and nonpublic policies, procedures and other printed, written or electronic material generated or used in connection with Company’s business; (viii) the identities of Company’s customers and the specific individual customer representatives with whom Company works; (ix) the details of Company’s relationship with such customers and customer representatives; (x) the identities of distributors, contractors, subcontractors and vendors utilized in Company’s business; (xi) the details of Company’s relationships with such distributors, contractors, subcontractors and vendors; (xii) the nature of fees and charges made to Company’s customers; (xiii) nonpublic forms, contracts and other documents used in Company’s business; (xiv) all information concerning Company’s employees, agents, contractors and subcontractors including without limitation such persons’ or entities’ compensation, benefits, skills, abilities, experience, knowledge and shortcomings, if any; (xv) the nature and content of computer software used in Company’s business, whether proprietary to Company or used by Company under license from a third party; (xvi) any proposed or existing land acquisitions, building and development projects, cost sheets, plans, or construction methods; and (xvii) all other information concerning Company’s concepts, prospects, customers, employees, agents, contractors, subcontractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements.  “Confidential Information” does not include information that is in the public domain through no wrongful act on the part of Executive.

(b)           Executive’s Use of Confidential Information.  Except in connection with and in furtherance of Executive’s work on Company’s behalf, Executive shall not, without Company’s prior written consent, at any time, directly or indirectly: (i) use any Confidential Information for any purpose; (ii) disclose or otherwise communicate any Confidential Information to any person or entity; or (iii) accept or participate in any employment, consulting engagement or other business opportunity that inevitably will result in the disclosure or use of any Confidential Information.

(c)           Acknowledgement.  Executive acknowledges that during his engagement with Company, Executive will have access to Confidential Information, all of which shall be made accessible to Executive only in strict confidence; that unauthorized disclosure of Confidential Information will damage Company’s business; that Confidential Information would be susceptible to immediate competitive application by a competitor of Company’s; that Company’s business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is novel, unique to Company and known only to Executive, Company and certain key employees and contractors of Company; that Company shall at all times retain ownership and control of all Confidential Information; and that the restrictions contained in this Agreement are reasonable and necessary for the protection of Company’s legitimate business interests.

(d)           Records Containing Confidential Information.  “Confidential Records” means all documents and other records, whether in paper, electronic or other form, that contain or reflect any Confidential Information.  All Confidential Records prepared by or provided to Executive are and shall remain Company’s property.  Except with Company’s prior written consent, Executive shall not, at any time, directly or indirectly: (i) copy or use any Confidential Record for any purpose not relating directly to Executive’s work on Company’s behalf; or (ii) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any person or entity other than Company or a person or entity authorized by Company to have access to the Confidential Record in question.  Upon the termination of Executive’s engagement with Company, or upon Company’s request, Executive shall immediately deliver to Company or its designee (and shall not keep in Executive’s possession or deliver to any other person or entity) all Confidential Records and all other Company property in Executive’s possession or control.  Executive understands and agrees that compliance with this subsection  (d) may require that data be removed from Executive’s personal computer equipment.  Consequently, upon reasonable prior notice, Executive agrees to permit the qualified personnel of Company and/or its contractors access to such computer equipment for that purpose.  This Agreement shall not prohibit Executive from complying with any subpoena or court order, provided that Executive shall at the earliest practicable date provide a copy of the subpoena or court order to Company’s CEO or other designee, it being the parties’ intention to give Company a fair opportunity to take appropriate steps to prevent the unnecessary and/or improper use or disclosure of Confidential Information and Confidential Records, as determined by Company in its sole discretion.

(e)           Third Parties’ Confidential Information.  Executive acknowledges that Company has received and in the future will receive from third parties confidential or proprietary information, and that Company must maintain the confidentiality of such information and use it only for authorized purposes.  Executive shall not use or disclose any such information except as authorized by Company or the third party to whom the information belongs.

(f)           Executive’s Former Employers’ Confidential Information.  Executive acknowledges and agrees that Executive is not a party to any agreement that limits Executive’s right or ability to perform services for Company, except as disclosed in a writing delivered to Company contemporaneous with the execution and delivery of this Agreement and that Executive otherwise is free to assume the duties with Company contemplated by this Agreement.  Executive shall not, during Executive’s engagement with Company, improperly use or disclose to Company or any Company employee, agent or contractor any proprietary information or trade secret belonging to any former customer or employer of Executive or any other person or entity to which Executive owes a duty of nondisclosure.

9. Assignment of Inventions

9.1 Executive hereby agrees to assign to Company all interest in all ideas, work, work product, and inventions, whether patentable or not, made or conceived by Executive, solely or jointly with others during the term of this Agreement with Company, except for any idea or invention for which no equipment, supplies, facility, Confidential Information, or trade secret information of the Company was used and which was developed entirely on Executive’s own time, and

(a)           which does not relate either to the business of Company or Company’s clients, or to Company’s or Company’s client’s actual or demonstrably anticipated research or development, or

(b)        which does not result from any work performed by Executive for Company.

All ideas and inventions assigned under this Agreement are hereinafter referred to as “Assigned Inventions”.

9.2 Executive hereby agrees to disclose all Assigned Inventions in writing to Company, to assist Company in preparing patent applications for Assigned Inventions, and to execute said applications and all documents required to obtain patents for those inventions and to vest title thereto to Company, all at Company’s expense, but for no consideration to Executive in addition to Executive’s compensation as set forth in this Agreement.  If Company requires Executive’s assistance under this Section after this Agreement has terminated, Executive will be compensated for Executive’s time actually spent in providing that assistance at an hourly rate equivalent to that which was paid under terms of this Agreement.

9.3 Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others), within the scope of Executive’s work for Company and which are protectable by copyright, are “works made for hire”, as that term is defined in the U. S. Copyright Act (17 USCA, Section 101).

9.4 Executive agrees that upon request or upon termination of this Agreement, it will deliver to Company any and all data, drawings, notes, documents, and materials received from Company or originating from the Executive’s services.

9.5 Company shall have the sole right to determine the treatment of information received from Executive, including the right to keep the same a trade secret, to use and disclose the same without prior patent application, to file and prosecute United States and foreign applications thereon, to file copyright registrations in its own name, or to follow any other procedure which Company may deem appropriate.

10. Non Solicitation

  During Executive’s work for Company and for a period of twelve (12) months after termination of that work, Executive shall not, without Company’s prior written consent, directly or indirectly:

10.1 cause or attempt to cause any employee, agent or contractor of Company or any Company affiliate to terminate his or her employment, agency or contractor relationship with Company or any affiliate; or interfere or attempt to interfere with the relationship between Company and any employee, agent or contractor; or hire or attempt to hire any employee, agent or contractor of Company, or affiliate; or conduct business of any kind with any Company employee, agent or contractor; or

10.2 solicit business from or conduct business with any customer or client served by Company at any point during Executive’s work for Company; or solicit business from or conduct any business with any person or entity that was, during Executive’s work for Company, solicited or identified as a business prospect by Executive or any other Company employee, agent or contractor; or interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which Company or any affiliate was involved at any point during Executive’s work for Company.

11. Covenant of Non-Disparagement

 Executive shall not make any oral or written statement (including via any Internet blog, social network or other media outlet) that disparages or reflects negatively upon the Company or its clients, including, without limitation, statements concerning work performance, business practices or personnel decisions, unless required by applicable law.  Executive covenants never to harass or behave unprofessionally toward any past, present or future Company customer, employee, officer, manager or director.

12. Survival

  Executive’s obligations under Sections 8, 9, 10 and 11 of this Agreement shall survive the termination of this Agreement and shall thereafter be enforceable whether or not such termination is claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed to Executive by Company or any Company employee, agent or contractor.

13. Remedies

  Executive acknowledges that if Executive breaches any obligation under Sections 8, 9, 10 and/or 11 of this Agreement, Company or its client will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate Company or its client.  Executive therefore agrees that upon such breach or threatened breach of any such obligation, Company or its client shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, compelling Executive to comply with any or all such provisions.  This Section shall not be construed as an election of any remedy, or as a waiver of any right available to Company or its client under this Agreement or the law, including the right to seek damages from Executive for a breach of any provision of this Agreement, nor shall this Section be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

14. Disputes

14.1 With respect to all disputes and other matters arising under or in connection with this Agreement, Executive consents to the jurisdiction and venue of all state and federal courts located in the City and County of Tampa, Florida, and Executive irrevocably consents to the jurisdiction of such courts for purposes of all such actions (after the parties have satisfied the mediation and arbitration requirements described in Section 14.2 herein).

14.2 In the event of any controversy or claim arising out of or relating to this Agreement, or a breach thereof, the parties hereto shall first attempt to settle the dispute by mediation.  If settlement is not reached within sixty (60) days after service of a written demand for mediation, any unresolved controversy or claim shall be settled by binding arbitration.  The number of arbitrators shall be three.  The place of arbitration shall be in Tampa, FL.  Florida law shall apply.  Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.3 In any action relating to or arising from this Agreement, the substantially prevailing party shall be entitled to recover from the other party or parties all costs and expenses, including reasonable attorneys’ fees, incurred by the substantially prevailing party or parties in connection with such arbitration, mediation or other legal proceeding.

15. Representations and Warranties of Executive and Company

  In order to induce the Company to enter into this Agreement, Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by statutory or common law.

16. Form of Notice

  All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy, confirmed e-mail or other electronic facsimile transmission or by registered or certified mail, return receipt requested, or overnight courier that may be tracked at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to Executive:

Mr. Steve Weldon

If to the Company:

OXIS INTERNATIONAL, INC.

Attention:  Mr. Anthony Cataldo

With a copy to:

Gary Henrie

If notice is mailed, such notice shall be effective three (3) business days after mailing, or if notice is personally delivered or sent by telecopy, confirmed e-mail or other electronic facsimile transmission, it shall be effective upon receipt.

17. Assignment

  This Agreement is personal to Executive and shall not be assignable by Executive.  Company may assign its rights hereunder to (a) any company resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association, company or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

18. Waivers

  No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof.  The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance.  All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

19. Amendments in Writing

  No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Company and Executive.

20. Applicable Law

  This Agreement shall, in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to any rules governing conflicts of laws.

21. Severability

 If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

22. Headings

  All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

23. Counterparts

  This Agreement, and any amendment or modification entered into pursuant to Section 19 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Signing and delivery of this Agreement may be evidenced by facsimile transmission.

24. Withholding

  Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.  No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

25. No Duty to Mitigate

  Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset for any reason not expressly provided herein.

26. Entire Agreement

  This Agreement on and as of the date hereof constitutes the entire agreement between Company and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Company and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.  In the event of any inconsistency between this Agreement and any other plan, program or agreement in which Executive is a participant or a party, the terms of this Agreement shall control, unless such other plan, program or agreement states otherwise by specific reference to this Section 27.

27. Notice of Subsequent Employment or Service

 During the period beginning at Executive’s termination and ending [twelve (12)] months after the termination, Executive shall notify the Company of his acceptance of employment with, or agreement to provide substantial services to, any entity unrelated to the Company.  Such notice shall be provided promptly, but in any event within seven (7) days after each event giving rise to such notice.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

EMPLOYEE

By:
Name: Steve Weldon

OXIS INTERNATIONAL, INC.

By:
Name: Anthony Cataldo
Its:  CEO

[Signature Page to Executive Employment Agreement]

Exhibit A

FORM OF RELEASE AGREEMENT

1.           Release.  Steve Weldon (“Executive”), on his own behalf, on behalf of any entities he controls and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue OXIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), its divisions, subsidiaries, parents, or affiliated entities, past and present, and each of them, as well as its and their assignees and successors (individually and collectively, “Company Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive’s employment, the termination thereof, or any other relationship with or interest in the Company, including without limiting the generality of the foregoing, any claim for severance pay, profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, resulting from or arising out of any act or omission by or on the part of Company Releasees committed or omitted prior to the date of this Agreement, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, or any other federal, state or local law, regulation or ordinance; provided, however, that the foregoing release does not apply to (1) Executive’s right to enforce any obligation of the Company to Executive pursuant to Section 7 of the Employment Agreement dated as of [October __, 2014] by and between the Company and Executive.

2.           Unknown Future Claims.  Executive acknowledges that he later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms.  Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.

3.           Additional Release by Executive.  In addition to the release set forth in Section 1 above, Executive, on his own behalf and behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue any director, officer, shareholder, partner, representative, attorney, agent or executive, past or present, of any Company Releasee (individually and collectively, “Individual Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action (collectively, “Known Claims”), arising out of or in any way connected with Executive’s employment or any other relationship with or interest in the Company.  Executive represents and agrees that he has no knowledge of any facts or circumstances that may reasonably constitute or lead to any such Known Claim.

4.           ADEA Waiver.  Executive expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.  Executive further expressly acknowledges and agrees that, in return for this Agreement, he will receive consideration beyond that which he was already entitled to receive before entering into this Agreement;

(a)	He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(b)	He was given a copy of this Agreement on [__________, 20__] and informed that he had [twenty-one (21)] days within which to consider the Agreement; and

(c)	He was informed that he has [seven (7)] days following the date of execution of the Agreement in which to revoke the Agreement.

5.           No Transferred Claims.  Each party hereto represents and warrants to the other that he or it, as applicable, has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it.  The undersigned declare under penalty of perjury under the laws of the State of Colorado that the foregoing is true and correct.

EXECUTED this ________ day of ________ 20__, at ______________________ County, State of .

Steve Weldon

With a copy to:

OXIS INTERNATIONAL, INC.